UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 11, 2004 (March 11, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Wellsford Real Properties, Inc. (the "Registrant") press release issued March 11, 2004, reporting results for the year ended December 31, 2003 (furnished and not filed herewith solely pursuant to Item 12).

Item 12. Results of Operations and Financial Condition.

On March 11, 2004, the Registrant reported its results of operations for the year ended December 31, 2003. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns James J. Burns Senior Vice President, Chief Financial Officer

Date:        March 11, 2004

EXHIBIT 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE 26TH FLOOR NEW YORK, NY 10022
212-838-3400            FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES, INC.
REPORTS FOURTH QUARTER AND ANNUAL 2003 LOSS

Results Impacted Primarily From Previously Reported Impairment Charge

NEW YORK, March 11, 2004 - Wellsford Real Properties, Inc. (AMEX: "WRP") reported fourth quarter 2003 revenues of $6,749,364 and a net loss of $(47,661,233), or $(7.38) per basic and diluted share. For the corresponding quarter in 2002, WRP reported comparable revenues of $8,574,568 and a net loss of $(604,225), or $(0.09) per basic and diluted share.

For the year ended December 31, 2003, WRP reported revenues of $35,602,432 and a net loss of $(45,859,321), or $(7.11) per basic and diluted share. For the corresponding 2002 period, WRP reported comparable revenues of $30,512,089 and a net loss of $(3,372,419), or $(0.52) per basic and diluted share.

The 2003 fourth quarter and annual loss amounts include charges aggregating approximately $(46,701,000) or $(7.23) per share for the fourth quarter of 2003 and $(7.24) per share for the year ending December 31, 2003 attributable to an impairment provision recorded by Wellsford/Whitehall Group, L.L.C. ("Wellsford/Whitehall") and related charges during the fourth quarter of 2003. Wellsford/Whitehall is a joint venture among WRP and the Whitehall funds, affiliates of The Goldman Sachs Group, Inc.

Annually, after the preparation of budgets for the following year and as part of the financial statement closing process, Wellsford/Whitehall performs evaluations for impairment on all of its real estate assets. As part of this evaluation, Wellsford/Whitehall recorded an impairment charge of approximately $114,700,000 related to 12 assets in the portfolio during the fourth quarter of 2003. The provision is not the result of a change in intended use of such assets, however, it is the result of several factors including, but not limited to, a continued deterioration of and outlook for the suburban office submarkets where Wellsford/Whitehall's properties are situated. Specifically, these include decreasing market rents, slower absorption trends and greater tenant concession costs. WRP's share of this impairment charge was approximately $37,377,000 in 2003.

Additionally, as a result of the Wellsford/Whitehall charge, WRP wrote-off the balance of unamortized warrant costs of $2,644,000 related to Wellsford/Whitehall and determined that it was not appropriate to carry the balance of the net deferred tax asset attributable to net operating loss carryforwards and recorded a valuation allowance of $6,680,000 in the fourth quarter of 2003.

Business Unit Activities - 2003 and Subsequent

Wellsford/Whitehall

At December 31, 2003, WRP had a 32.59% ownership interest in Wellsford/Whitehall, a private joint venture that owns and operates 25 properties (including 17 office properties, five net-leased retail properties and three land parcels) aggregating approximately 2,808,000 square feet of improvements, primarily located in New Jersey and Massachusetts. An affiliate of Goldman Sachs is the managing member of Wellsford/Whitehall. The carrying amount of WRP's investment in Wellsford/Whitehall after the effect of the aforementioned impairments was $14,616,000 at December 31, 2003.

During the year ended December 31, 2003, Wellsford/Whitehall sold 11 properties for gross proceeds of approximately $174,290,000. The net effect of these sale transactions to WRP's results was net pre-tax income of approximately $1,400,000 for the year ended December 31, 2003. No assets were sold by Wellsford/Whitehall during the three months ended December 31, 2003.

Wellsford/Whitehall had total assets of $277,120,000 and debt of $201,659,000 at December 31, 2003. At December 31, 2002, total assets and debt were $557,319,000 and $368,359,000, respectively.

The aggregate portfolio occupancy was 62% at December 31, 2003 based upon 2,808,000 gross leasable square feet. At December 31, 2003, one asset aggregating 145,000 square feet was classified as held for sale.

Wellsford/Whitehall executed a letter agreement with General Electric Capital Corporation (“GECC”) effective January 20, 2004 relating to the modification of the previously existing loan agreement. The amended agreement provides for an extension of the loan maturity to December 31, 2006, interest at LIBOR plus 3.25% per annum, a principal paydown of $1,000,000 and a $17,000,000 line of credit to fund certain capital improvements through December 31, 2005. Excess cash flow, as defined, from the properties collateralizing the GECC Facility can only be used for capital expenditures for such properties. The modification is subject to the execution of the final amended agreement documents . The balance of the GECC Facility was $106,078,000 at December 31, 2003.

During February 2004, Whitehall requested a dialogue with the special servicer for $65,000,000 of non-recourse securitized debt, to discuss various forms of debt relief under the terms of the loan. This debt is collateralized by six of the Boston area properties in the Wellsford/Whitehall portfolio. There can be no assurance as to the outcome of these discussions.

WRP and Whitehall have agreed to provide up to $8,000,000 to Wellsford/Whitehall through March 31, 2005 (of which WRP's share is 35%), however, there can be no assurance that this amount will be sufficient.

Wellsford Development

During the fourth quarter of 2003, WRP sold 13 condominium units at the Silver Mesa phase of Palomino Park for gross proceeds of $2,898,121. WRP sold 14 units for gross proceeds of $3,334,000 in the comparable 2002 period. For the years ended December 31, 2003 and 2002, WRP sold 56 and 48 units for gross proceeds of $12,535,000 and $10,635,000, respectively. Through December 31, 2003, 209 units have been sold for gross proceeds of $45,102,000 and 55 units remain to be sold.

The Blue Ridge, Red Canyon and Green River phases of Palomino Park were 88% occupied at December 31, 2003. Average occupancy for the year was 90%. In order to maintain physical occupancy at this level, WRP continues to offer concessions on all new and renewal leases.

On March 2, 2004, WRP entered into a contract to acquire a 144 acre parcel of land in East Lyme, Connecticut. The purchase price for the land is approximately $6,200,000, including a $200,000 refundable deposit made by WRP upon entering into the contract. The closing is conditioned upon obtaining building permits for 100 single family homes. The Company is in the process of entering into an agreement with a home builder who would construct and sell these homes.

Wellsford Capital

During September 2003, the 277 Park Avenue mezzanine loan was prepaid by the borrower. WRP's participation in that loan was $25,000,000 which bore interest at 12.00% per annum with a stated maturity of May 2007. WRP received a yield maintenance penalty of $4,368,000 which was included in interest revenue for the year ended December 31, 2003. This loan would have provided $767,000 of interest revenue in the fourth quarter of 2003 and $3,042,000 for future annual periods to May 2006 for the Wellsford Capital SBU and WRP's consolidated statement of operations.

Second Holding is a special purpose finance company in which WRP has an approximate 51% equity interest, or $29,167,000 at December 31, 2003. Second Holding had total investments of $1,744,282,000 at December 31, 2003, of which approximately 94% were rated AAA or AA by Standard & Poor's. Subsequent to December 31, 2003, one $30,000,000 investment's rating was reduced to BBB+; this is the only investment in the portfolio with a rating lower than A-.

In July 2003, WRP sold the Salem, New Hampshire property, one of the two remaining real estate assets from WRP's 1998 merger with Value Property Trust. The net sales price for this asset was approximately $4,100,000 and WRP utilized $22,000 of its existing impairment reserve. The remaining impairment reserve balance of approximately $2,153,000 is available for the Philadelphia, Pennsylvania asset which is held for sale.

In October 2000, WRP, with a 10% equity interest, and an affiliate of Prudential Life Insurance organized a new venture ("Clairborne Fordham") which provided an aggregate of $34,000,000 of mezzanine financing, due October 2, 2003, for the construction of Fordham Tower, a 50-story, 244 unit, luxury condominium apartment project on Chicago's near northside ("Fordham Tower"). Construction is complete and through December 31, 2003 gross sales proceeds of approximately $143,800,000 had been received by the borrower. The remaining unsold collateral consists of five standard units, 13 penthouses, six townhouses, 12,000 square feet of retail space and a 200 space commercial parking facility. One penthouse unit was sold in February 2004 with another penthouse unit and a standard unit under contract.

An amended loan agreement was effective as of October 2003 extending the loan to December 31, 2004 and the borrower made a partial principal payment to Clairborne Fordham in October 2003 of approximately $4,600,000. The amended terms provided for the placement of a first mortgage lien on the project, no interest to be accrued after September 30, 2003 and for the borrower to add to the existing principal amount the additional interest due Clairborne Fordham at September 30, 2003 of approximately $19,240,000. In lieu of interest after September 30, 2003, Clairborne Fordham will also participate in additional cash flow, as defined, if earned from net sales proceeds of the project. The agreement provides for all proceeds after project costs to be first applied to payment in full of the loan and the additional interest to Clairborne Fordham before any sharing of project cash flow with the borrower. The loan balance was further reduced by payments of $554,000 in December 2003 and $1,277,000 in February 2004. WRP's equity in this venture was $3,186,000 at December 31, 2003. WRP has concluded that its interest in this venture is not impaired at December 31, 2003.

Corporate

During January 2004, WRP notified Commerzbank AG (the credit enhancer on the $12,680,000 of tax-exempt Palomino Park bonds) that it would not meet the minimum shareholders' equity covenant at December 31, 2003 as a result of the aggregate impairment charges taken in the fourth quarter of 2003. WRP received a modification to the terms of the letter of credit to reduce the minimum net worth requirement to $120,000,000, which amount includes the $25,000,000 of Convertible Trust Preferred Securities as equity under the terms of the letter of credit agreement. As a result of this modification, the Company is in compliance with the letter of credit agreement covenants.

In December 2003, WRP purchased approximately $27,516,000 of U.S. Government treasury obligations in an effort to diversify its cash position and to enhance yield. The securities have a weighted average yield to maturity of 1.35% per annum, after fees, and a weighted average term to maturity of 17 months at December 31, 2003.

Commenting on the activities of the fourth quarter and year, Jeffrey H. Lynford, Chairman of the Board, stated, "Excluding the $46.7 million impairment charges as a result of the Wellsford/Whitehall investment, we had positive income for the year. WRP and Wellsford/Whitehall sold over $190 million of properties in the aggregate during the year and WRP had cash and securities aggregating $83 million at December 31, 2003 or $12.84 per share.

At this level of liquidity, we will be able to respond to opportunities within our existing portfolio of assets or for new investments or other requirements as they present themselves."

Wellsford Real Properties, Inc. is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the "Risk Factors" section of WRP's registration statement on Form S-3 (file No. 333-73874) filed with the Securities and Exchange Commission ("SEC") on December 14, 2001, as may be amended, which is incorporated herein by reference: general and local economic and business conditions, which will, among other things, affect demand for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability and cost of financing; ability to find suitable investments; future impairment charges as a result of possible continuing declines in the expected values and cash flows of owned properties; competition; risks of real estate acquisition, development, construction and renovation including construction delays and cost overruns; ability to comply with zoning and other laws; vacancies at commercial and multifamily properties; dependence on rental income from real property; the risk of inflation in operating expenses, including, but not limited to, energy, water and insurance; the availability of insurance coverages; adverse consequences of debt financing including, without limitation, the necessity of future financings to repay maturing debt obligations; inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; inability to obtain relief under existing financing terms; risk of foreclosure on collateral; risk related to the maintenance of tax indemnities; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; uncertainties pertaining to debt investments, including scheduled interest payments, the ultimate repayment of principal, adequate insurance coverages, the ability of insurers to pay claims and effects of changes in ratings from rating agencies; risks associated with the ability to renew or obtain necessary credit enhancements from third parties; risks of subordinate loans; risks of leverage; risks associated with equity investments in and with third parties; risks associated with our reliance on joint venture partners including, but not limited to, the inability to obtain consent from partners for certain business decisions, reliance on partners who are solely responsible for the books, records and financial statements of such ventures, the potential risk that our partners may become bankrupt, have economic or other business interests and objectives which may be inconsistent with those of WRP and our partners being in a position to take action contrary to our instructions or requests; risk of not executing final amendments pursuant to the GECC letter agreement; inability and/or unwillingness of partners to provide their share of any future capital requirements; availability and cost of financing; interest rate risks; demand by prospective buyers of condominium and commercial properties; the uncertainties regarding the Buy/Sell Agreement between WRP and Whitehall with respect to the Wellsford/Whitehall venture including, but not limited to, whether either party will exercise their rights there under, the timing of such exercise, and the inability by the ultimate purchaser to meet the financial terms of such transaction; inability to realize gains from the real estate assets held for sale; lower than anticipated sales prices; inability to close on sales of properties; illiquidity of real estate investments; the risks of seasonality and increasing interest rates on WRP's ability to sell condominium units; environmental risks; and other risks listed from time to time in WRP's reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President, Chief Accounting Officer & Director of Investor Relations (212) 838-3400

Wellsford Real Properties, Inc.
Financial Highlights

Consolidated Statements of Operations	For the Three Months Ended December 31,		For the Years Ended December 31,
	2003	2002	2003	2002
	(unaudited)		(audited)
REVENUES
Rental revenue	$3,372,715	$4,044,827	$14,256,344	$15,105,552
Revenue from sales of residential units	2,898,121	3,333,883	12,535,481	10,635,188
Interest revenue	241,648	982,974	7,451,199	4,096,374
Fee revenue	236,880	212,884	1,359,408	674,975

Total revenues	6,749,364	8,574,568	35,602,432	30,512,089

COSTS AND EXPENSES
Cost of sales of residential units	2,457,423	2,905,914	10,708,448	9,543,905
Property operating and maintenance	1,205,656	1,112,140	4,894,726	4,815,091
Real estate taxes	252,172	302,849	1,296,883	1,290,439
Depreciation and amortization	3,892,720	1,522,545	8,537,016	5,264,499
Property management	72,946	79,787	292,102	419,163
Interest	1,666,418	1,446,621	6,583,411	5,850,719
General and administrative	1,213,058	1,585,754	5,590,971	6,567,166

Total costs and expenses	10,760,393	8,955,610	37,903,557	33,750,982

(Loss) from joint ventures	(37,300,081)	(1,463,819)	(34,429,066)	(208,751)

(Loss) before minority interest, income taxes, accrued
distributions and amortization of costs on Convertible
Trust Preferred Securities and discontinued operations	(41,311,110)	(1,844,861)	(36,730,191)	(3,447,644)

Minority interest benefit (expense)	27,851	(41,372)	85,337	43,281

(Loss) before income taxes, accrued distributions and
amortization of costs on Convertible Trust Preferred
Securities and discontinued operations	(41,283,259)	(1,886,233)	(36,644,854)	(3,404,363)

Income tax expense (benefit)	5,306,000	(1,359,000)	7,135,000	(1,322,000)

(Loss) before accrued distributions and amortization of
costs on Convertible Trust Preferred Securities and
discontinued operations	(46,589,259)	(527,233)	(43,779,854)	(2,082,363)

Accrued distributions and amortization of costs on
Convertible Trust Preferred Securities, after income
tax expense (benefit) of $540,000, $(405,000), $0 and
$(720,000), respectively	1,064,954	119,954	2,099,815	1,379,815

(Loss) from continuing operations	(47,654,213)	(647,187)	(45,879,669)	(3,462,178)

(Loss) income from discontinued operations, net of
income tax expense of $2,000, $11,000, $16,000 and
$22,000, respectively	(7,020)	42,962	20,348	89,759

Net (loss)	$(47,661,233)	$(604,225)	$(45,859,321)	$(3,372,419)

Per share amounts, basic and diluted:

(Loss) from continuing operations	$(7.38)	$(0.10)	$(7.11)	$(0.53)
Income from discontinued operations	--	0.01	--	0.01

Net (loss)	$(7.38)	$(0.09)	$(7.11)	$(0.52)

Weighted average number of common shares outstanding,

Basic	6,455,994	6,450,586	6,454,236	6,436,755

Diluted	6,455,994	6,450,586	6,454,236	6,436,755

Wellsford Real Properties, Inc.
Financial Highlights
(continued)

	December 31,
Summary of Consolidated Balance Sheet Data	2003	2002*
	(audited)
Real estate, net	$130,582,477	$143,842,012
Notes receivable	$3,096,000	$28,612,000
Assets held for sale	$2,334,535	$6,255,666
Investment in joint ventures	$53,759,723	$94,180,991
Cash and cash equivalents	$55,377,515	$38,581,841
Investments in U.S. Government securities	$27,516,211	$--
Total assets	$285,827,126	$332,775,043
Mortgage notes payable	$109,504,562	$112,232,830
Convertible Trust Preferred Securities	$25,000,000	$25,000,000
Total shareholders' equity	$131,274,044	$176,567,297
Other information:
Common shares outstanding	6,455,994	6,450,586
Book value per share (unaudited)	$20.33	$27.37
Enterprise assets (unaudited)	$2,423,020,000	$2,646,437,000

* 2002 information reclassified for discounted operations accounting treatment.